Contact:
Timothy Cunningham
eLoyalty Corporation
(847) 582 7000
ir@eloyalty.com

eLoyalty Stockholders Approve 3 Proposals at Special Meeting
Reverse Stock Split expected to be effective before market open on December 19, 2001;
Stock will trade under the symbol “ELOYD” for 20 trading days;
Private placement and rights offering scheduled to close after market close on December 19, 2001

Lake Forest, IL, December 18, 2001 – eLoyalty Corporation, a leading enterprise CRM services company (Nasdaq: ELOY), announced today that stockholders approved the following three proposals at a special meeting held today:

Proposal One
•	The issuance and sale of shares of 7% Series B convertible preferred stock in a private placement to funds affiliated with Technology Crossover Ventures (“TCV”) and Sutter Hill Ventures (“SHV”), and the issuance of common stock upon the conversion of that preferred stock.

Proposal Two
•	An increase in the number of authorized shares of both the company’s common stock and the company’s preferred stock, which facilitates the private placement and the concurrent rights offering; and

Proposal Three
•	A one-for-ten reverse stock split with respect to all issued shares of the company’s common stock and a corresponding reduction in the number of authorized shares of the company’s common stock, including the shares authorized in Proposal Two.

The voting results of the special meeting held today are as follows (all stock information is shown on a pre-split basis):

•	A total of 36,241,116 shares of company common stock were represented at the meeting, which reflected approximately 70% of the total shares outstanding of 51,712,400 as of the October 22, 2001 record date. All three proposals received favorable votes greater than 50% of the outstanding shares of common stock as of the record date.

•	Proposal One, regarding the private placement, received 32,465,085 favorable votes or approximately 90% of the votes represented at the special meeting. Exclusive of the 9,553,444 favorable votes cast by TCV affiliates and SHV affiliates, Proposal One received the affirmative vote of approximately 86% of the outstanding shares of common stock represented at the special meeting.

•	Proposal Two, regarding the increase in authorized shares needed to facilitate the private placement and rights offering, received 28,438,122 favorable votes or approximately 78% of the votes represented at the special meeting.

•	Proposal Three, regarding the one-for-ten reverse stock split, received 35,002,954 favorable votes or approximately 97% of the votes represented at the special meeting.

The one-for-ten reverse stock split will be effective prior to the opening of business on December 19, 2001. Accordingly, each ten shares of common stock of the company issued immediately prior to the effective time will automatically be reclassified into one share of new common stock. Corresponding adjustments will be made to the number of shares of common stock subject to outstanding options and similar stock incentive awards.

•	eLoyalty’s common stock will trade under the symbol “ELOYD” for a period of 20 trading days, beginning on December 19, 2001. Thereafter, the common stock will resume trading under its current symbol “ELOY”.

•	Fractional shares of common stock will not be issued as a result of the reverse split. Stockholders who would otherwise receive a fractional share of common stock will be entitled to receive cash in lieu of the fractional share, based on the average closing price of the common stock for the 20 trading days ending December 18, 2001.

•	Stockholders of record will receive instructions by mail regarding how to exchange stock certificates representing the pre-split common stock for certificates representing the new, post-split common stock. Mellon Investor Services LLC is the company’s transfer agent and will act as the exchange agent for purposes of implementing the exchange of stock certificates and payment of cash in lieu of fractional shares in connection with the reverse stock split.

eLoyalty expects to close the private placement and the rights offering after the close of market on December 19, 2001. The company’s goal is to raise $20 million to $30 million through these transactions, although the actual amount of proceeds raised will depend primarily on the level of participation in the rights offering.

The rights offering is scheduled to expire at 5:00 p.m. EST on December 19, 2001. The terms of the rights offering are described in the company’s prospectus dated November 13, 2001. Stockholders may consult with their bank or brokerage or MacKenzie Partners, who is serving as the information agent for the rights offering, if they have questions about the rights offering. The phone number for MacKenzie Partners is 800-322-2885 (call collect at 212-925-5500).

“We are very pleased that stockholders have approved the three proposals and expressed their confidence in the future of eLoyalty,” said Kelly D. Conway, President and CEO of

eLoyalty. “We look forward to the expected closing of the private placement and the rights offering tomorrow evening. The strengthening of our balance sheet facilitates our future operating flexibility in order to provide world-class CRM services to our customers.”

About eLoyalty

eLoyalty is a leading management consulting and systems integration company focused exclusively on customer relationship management (CRM). eLoyalty delivers a broad range of services throughout North America, Europe and Australia including strategy and measurement, program management, customer service operations, technology enablement, change management and on-going technical managed services. The combination of methodologies and technical expertise enables eLoyalty to deliver the tangible economic benefits of customer loyalty for our Fortune 1000 clients. For more information, please go to the Company’s web site at www.eloyalty.com or call 877-2-ELOYAL.

ASSUMPTIONS UNDERLYING FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS
This news release contains forward-looking statements, including references to plans, strategies, objectives and anticipated future performance and other statements not strictly historical in nature, which are based on current management expectations, forecasts and assumptions. These forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors that might cause such a difference include, among others: the ability to maintain our common stock listing on NASDAQ; the ability to attract new clients and continuation of existing and new business from existing clients; reliance on major clients and suppliers, increasing client concentration and maintenance of good relations with key business partners; maintenance of our reputation and financial strength to remain competitive; management of the risks associated with increasingly complex client projects and new services offerings, including risks involving the variability and predictability of the number, size, scope, cost and duration of, and revenues from, client engagements, unanticipated cancellations or deferrals, collection of billed amounts, shifts from time and materials to alternative or value-based pricing and variable employee utilization rates, project personnel costs and project requirements; management of growth and expansion of business with new services offerings and into new markets; continued access to capital resources to meet eLoyalty’s operating and financial needs, including the successful consummation of eLoyalty’s pending private placement and rights offering; the realization of certain deferred tax assets which may require a valuation allowance if operating results do not improve in the future; implementation of appropriate infrastructure in a timely and cost-effective manner; the ability to attract and retain highly skilled employees in a competitive information technology labor market; demand for CRM services and software generally and continuing intense competition in the information technology services industry generally and particularly in the provision of CRM services and software; the rapid pace of technological innovation in the information technology services industry and the ongoing challenge of creating innovative solutions that meet client expectations; risks associated with eLoyalty’s global operations; future legislative, regulatory or legal actions affecting the information technology services industry or the protection of eLoyalty’s intellectual property rights; the continued impact of the slowdown in the economy on eLoyalty’s financial results; and other general business, capital market and economic conditions and volatility. For further information about these and other risks, see eLoyalty’s recent SEC filings, including its most recent annual report on Form 10-K and those identified under “Risk Factors” in the Registration Statement on Form S-3 filed on September 24, 2001 (as amended on November 13, 2001) and in the company’s quarterly reports on Form 10-Q.

3